NEWS RELEASE
PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2019 OPERATIONAL AND FINANCIAL UPDATES

HOUSTON, September 16, 2019 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced the completion of several projects at its Hawaii refining operations as well as the grant of small refinery exemptions for the 2018 compliance year.

Hawaii Refining Operations Update
As previously announced, Par Pacific’s Hawaii refining operations had significant planned activity at both of its locations during July and August. Par Pacific successfully completed a full turnaround at its western location, the tie-in of its single-point mooring to both tank farms, and the commissioning of the diesel hydrotreater (“DHT”). During the scheduled reformer regeneration, Par Pacific experienced unplanned maintenance at its eastern location. This unplanned maintenance resulted in the reformer being down for 34 throughput days, and its hydrocracker and DHT operating at reduced rates, resulting in approximately 11 lost throughput days. During the downtime, intermediate product exports increased, and additional finished product imports were required. Consequently, total expenditures and estimated lost profit opportunity associated with the maintenance activity will be greater than previously disclosed. At this time, all units are back to planned operating rates.

Small Refinery Exemptions
On August 9, 2019, the EPA granted small refinery exemptions to the Hawaii, Wyoming, and Washington refineries for the 2018 compliance year. Par Pacific expects to record a RINs net benefit in the third quarter of 2019 related to the exemptions for the Hawaii and Wyoming refineries. We will not record a benefit for the exemption of the Washington refinery given our ownership commenced in the 2019 compliance year.

About Par Pacific
Par Pacific, headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific’s strategy is to acquire and develop energy and infrastructure businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward-Looking Statements
This news release includes forward-looking statements based on management’s current expectations. These statements include, but are not limited to, Par Pacific’s expectations related to the expected impact of the unplanned maintenance, and the financial benefit from Par Pacific’s small refinery exemptions. For these statements, Par Pacific claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause Par Pacific’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include but are not limited to: the factors more fully described in Par Pacific’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that Par Pacific files with the Securities and Exchange Commission. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this release.

For more information contact:
Suneel Mandava
Senior Vice President, Finance
(713) 969-2136
smandava@parpacific.com

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